Exhibit 99.1

W. P. Carey Announces Pricing of $350 Million of Senior Unsecured Notes

NEW YORK, June 29, 2026 -- W. P. Carey Inc. (NYSE: WPC, the “Company”) announced today that it has priced an underwritten public offering of $350 million aggregate principal amount of 5.200% Senior Notes due 2036 (the “Notes”). The Notes were offered at 99.015% of the principal amount.

Interest on the Notes will be paid semi-annually on March 15 and September 15 of each year, beginning on March 15, 2027. The offering of the Notes is expected to settle on July 2, 2026, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to repay the $350 million in aggregate principal amount outstanding of its 4.250% Senior Notes due October 2026 and for other general corporate purposes, including to fund potential future investments and to repay certain other indebtedness, including amounts outstanding under its unsecured revolving credit facility.

Wells Fargo Securities, LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and BBVA Securities Inc. acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective under the Securities Act of 1933, as amended (the "Securities Act"). The offering is being made by means of a prospectus supplement and prospectus. Before making an investment in the Notes, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about the Company and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, potential investors may obtain copies, when available, by contacting: Wells Fargo Securities, LLC toll-free at 1-800-645-3751, RBC Capital Markets, LLC toll-free at 1-866-375-6829 or U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,703 net lease properties covering approximately 185 million square feet as of March 31, 2026. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.

Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding: expectations regarding the use of proceeds of this offering and the settlement date. Forward looking statements are generally identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate,” “opportunities,” “possibility,” “strategy,” “plan,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements that are not historical facts.

These statements are based on the current expectations of the Company's management, and it is important to note that the Company's actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties which include, among others, the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises (such as terrorism, military conflict, war or the perception that hostilities may be imminent), political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our business, financial condition, liquidity, results of operations, and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties, and other factors that may materially affect our future results, performance, achievements, or transactions. Information on factors that could impact actual results and cause them to differ from what is anticipated in the forward-looking statements contained herein is included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the SEC on April 29, 2026, as well as in the Company’s filings with the SEC, including but not limited to those described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 11, 2026. Moreover, because the Company operates in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Amanda Woodward

212-492-1171

awoodward@wpcarey.com